EXHIBIT 5.1

[LETTERHEAD OF CAIRNCROSS & HEMPELMANN, P.S.]

February 22, 2012

Legend Oil & Gas, Ltd.

1420 5th Avenue, Suite 2200

Seattle, WA 98101

Re:	Legend Oil & Gas, Ltd. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Legend Oil & Gas, Ltd., a Colorado corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus contained therein and the supplements to the prospectus referred to therein to be filed subsequent to the date hereof, of up to an aggregate offering price of $50,000,000 or the equivalent thereof, together or separately and in one or more series, of the following: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), and (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”). Collectively, the Common Stock, Preferred Stock and Warrants are referred to as the “Securities”.

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions expressed below. In such examination, we have assumed the authenticity of original documents, the genuineness of all signatures and the legal capacity and competency of all natural persons, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

In arriving at the opinions expressed below, we have assumed that, at the time any Securities are offered and sold pursuant to the Registration Statement, the following will be true: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws; (ii) a prospectus supplement will have been filed and become effective with the Commission describing such Securities and such supplement and all related documentation will comply with all applicable laws; (iii) such Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as then amended or supplemented, and in the applicable prospectus supplement; (iv) a definitive purchase, underwriting, placement agency or similar agreement with respect to such Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange, redemption, or exercise of such Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; and (iv) with respect to shares of Common Stock or Preferred Stock constituting such Securities or issuable upon conversion, exchange, redemption, or exercise of such Securities, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Colorado Business Corporation Act (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Colorado and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, upon payment of consideration (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Washington and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of Washington and the corporate laws of the State of Colorado.

As used herein, the term “corporate laws of the State of Colorado” consists of the Colorado Business Corporation Act and reported judicial decisions interpreting such provisions. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions in paragraph 3 above as to enforceability are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy, federal or state securities laws or equitable principles.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (1) you will advise us in writing of the terms thereof, and (2) you will afford us an opportunity to (a) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents, the terms of the Preferred Stock or Warrants, as applicable, and the applicable prospectus supplement), and (b) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name, Cairncross & Hempelmann, P.S., under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ CAIRNCROSS & HEMPELMANN. P.S.